Exhibit 99.1

B&G FOODS ISSUES ALLERGY ALERT ON UNDECLARED PEANUT AND ALMOND IN PRODUCT

PARSIPPANY, N.J., November 14, 2014 — B&G Foods announced today it is voluntarily recalling certain Ortega Taco Seasoning Mix, Ortega Taco Sauce, Ortega Enchilada Sauce and Ortega Taco Kit products and certain Las Palmas Taco Seasoning Mix and Las Palmas Taco Sauce products after learning that one or more of the spice ingredients purchased from a third party supplier contain peanuts and almonds, allergens that are not declared on the products’ ingredient statements. People who have an allergy or severe sensitivity to peanuts and almonds run the risk of serious or life-threatening allergic reaction if they consume these products.  There is no health risk associated with these products for individuals without an allergy to peanuts or almonds.

This recall affects the following products:

Consumer UPC #	Size	Best By Date Range	Description
0 39000 00805 1	10oz	May 18, 2015 - Feb 10, 2016	Ortega Taco Dinner Kit
0 39000 00818 1	16.7oz	May 18, 2015 - Feb 10, 2016	Ortega Taco Dinner Kit
0 39000 00820 4	1.25 oz	Feb 18, 2016 - Nov 3, 2016	Ortega Taco Seasoning
0 39000 00821 1	3.75 oz	Feb 18, 2016 - Nov 3, 2016	Ortega Taco Seasoning (3 Pack)
0 39000 00860 0	5 lb.	Feb 18, 2016 - Nov 3, 2016	Ortega Taco Meat Seasoning (Foodservice)
0 39000 00861 7	9 oz	Feb 18, 2016 - Nov 3, 2016	Ortega Taco Meat Seasoning (Foodservice)
0 39000 00890 7	8 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Taco Sauce - Mild
0 39000 00891 4	8 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Taco Sauce - Hot
0 39000 01012 2	15.2oz	May 18, 2015 - Feb 10, 2016	Ortega Soft Taco Dinner Kit
0 39000 01892 0	8 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Taco Sauce - Medium
0 39000 01893 7	16 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Taco Sauce - Mild
0 39000 01894 4	16 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Taco Sauce - Medium
0 41501 00806 5	9.15oz	May 18, 2015 - Feb 10, 2016	Ortega Whole Grain Taco Kit
0 41501 00824 9	1.25oz	Feb 18, 2016-Nov 3, 2016	Ortega 40% Less Sodium Taco Seasoning
0 41501 00832 4	5oz	May 18, 2015 - Feb 10, 2016	Ortega “Tacos for Two” Kit
0 41501 00882 9	144 g	15 MA 18- 16 FE 10	Ortega “Tacos for Two” Kit (Canada)
0 41501 00897 3	8 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Green Taco Sauce - Mild
0 41501 00898 0	8 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Enchilada Sauce
0 41501 00907 9	16 oz	Feb 18, 2017-Nov 10, 2017	Ortega Green Taco Sauce - Mild
0 41501 01014 3	13.6 oz	May 18, 2015-Feb 10, 2016	Ortega Whole Wheat Soft Taco Kit
0 41501 01015 0	21.3oz	May 18, 2015 - Feb 10, 2016	Ortega Grande Hard & Soft Taco Dinner Kit
0 41501 01058 7	15.9oz	May 18, 2015-Feb 10, 2016	Ortega Whole Grain/Whole Wheat Hard & Soft Taco Kit
0 41501 01895 8	16 oz	Feb 18, 2017 - Nov 10, 2017	Ortega Taco Sauce - Hot
0 41501 08351 2	9.8oz	May 18, 2015 - Feb 10, 2016	Ortega Fiesta Flats Kit
0 41501 79811 9	3.75 oz	Feb 18, 2016-Nov 3, 2016	Las Palmas Taco Seasoning Packet (3 Pack)
0 41501 79812 6	106 g	16 FE 18 - 16 NO 03	Las Palmas Taco Seasoning Packets (3 Pack) (Canada)
0 41501 79890 4	8 oz	Feb 18, 2017-Nov 10, 2017	Las Palmas Taco Sauce (Mild)
0 41501 79990 1	226g	17 FE 18 - 17 NO 10	Las Palmas Taco Sauce (Mild) (Canada)
N/A	.33 oz	Feb 18, 2016 - Nov 3, 2016	Ortega Taco Sauce Packets (Foodservice)

The recalled products were distributed in retail stores and foodservice outlets nationwide.

This recall does not apply to any other sizes or varieties of Ortega Seasoning Mix or to any Ortega Seasoning Mixes in canisters, all of which are correctly labeled.  For example, this recall does not include

Ortega Fajita Seasoning Mix, Ortega Fish Taco Seasoning Mix, Ortega Chili Seasoning Mix, Ortega Chipotle Seasoning Mix or Ortega Burrito Seasoning Mix, all of which are correctly labeled.  This recall also does not include any Las Palmas Enchilada Sauce, which is correctly labeled.

“The safety of our consumers is our number one priority.  We are committed to providing safe, quality products while observing the highest ethical standards in the conduct of our business,” said William Wright, Executive Vice President of Quality Assurance and R&D at B&G Foods.  “The core values that we’ve embodied since the company was founded in the 1800s — honesty, integrity and accountability — guide our actions as we take the appropriate measures to address this issue.”

This recall was initiated in consultation with the FDA after it was discovered that ingredients from a single supplier used in the affected products were contaminated with peanut and almond allergens. B&G Foods has since terminated its relationship with this supplier and is receiving these ingredients from other sources in anticipation of resuming production shortly.

Consumers who have purchased the recalled products are urged to return them to the place of purchase for a full refund.  Consumers with questions may contact the company’s recall hotline at 877-929-2576 from 8:00 a.m. ET to 8:00 p.m. ET, or visit www.ortega.com for additional information.

About B&G Foods

B&G Foods, Inc. (NYSE: BGS) and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary’s, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, MacDonald’s, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Flatbreads, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Rickland Orchards, Sa-són, Sclafani, Smart Puffs, Spring Tree, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid and Wright’s.  B&G Foods also sells and distributes two branded household products, Static Guard and Kleen Guard.

Contacts:

Media Relations:

Ernest DelBuono

202-973-1318